UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2016

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on April 4, 2016, Linn Energy, LLC (the “Company”), Linn Energy Finance Corp. (together with the Company, the “Issuers”), and all of the Company’s material subsidiaries, other than Berry Petroleum Company, LLC (collectively, the “Guarantors”), entered into a settlement agreement (the “Settlement Agreement”) with certain holders (the “Settling Holders”) of the Issuers’ $1.0 billion of outstanding 12% Senior Secured Second Lien Notes due 2020 (the “Notes”) and Delaware Trust Company, as successor trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee” and, together with the Issuers, the Guarantors, the Settling Holders, and the Trustee, the “Parties”). The Settlement Agreement was executed by the Settling Holders, which collectively held more than two-thirds of the outstanding principal amount of the Notes.

The Settlement Agreement provided that the Trustee, Collateral Trustee and Settling Holders would retain the right to assert certain claims and defenses in the event that the Alternative Settlement Agreement Order (as defined in the Settlement Agreement) was not entered by the Bankruptcy Court (as defined in the Settlement Agreement) on or before July 25, 2016 (the “Alternative Settlement Agreement Order Date”).

On July 12, 2016, the Issuers, Guarantors, Trustee, Collateral Trustee and Settling Holders collectively holding more than two-thirds of the outstanding principal amount of the Notes entered into a First Amendment to Settlement Agreement (the “First Amendment”). The First Amendment extends the Alternative Settlement Agreement Order Date to November 15, 2016, and additionally provides that the Trustee, Collateral Trustee and Settling Holders would also retain the right to assert those certain claims and defenses if the motion to approve the Alternative Settlement Agreement Order is not filed by September 8, 2016.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Settlement Agreement, dated as of July 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

July 18, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	First Amendment to Settlement Agreement, dated as of July 12, 2016.